SpaceoutVR

SpaceoutVR, Inc. is a mobile Virtual Reality software company. Our product, Spaceout.VR is a free to play Social VR MMO for iOS & Android. Spaceout.VR monetizes with upgrades and features for entertainment, gaming and communications.


SPACEOUT VR

Invest $100.00 minimum investment

Invest

Introduction

Spaceout.VR is a free to play Social VR MMO for iOS & Android. Spaceout.VR monetizes with upgrades and features for entertainment, gaming and communications.

Spaceout.VR engages players with fun VR experiences. 360 Video & Photo, Games, Travel and Music power endless content features within our MMO. Spaceout.VR publishes a customized personal Space Station for each new Spacer. We populate personal spaces with the digital content you love based on machine learning and an analysis of your social media graph. Spaceout.VR accesses content from popular platforms like Facebook, YouTube, Twitter, SoundCloud and Google Street View. In the Orbital Social Feed you can visit thousands of other Space Stations. Make new friends, like, share and leave messages for other Spacers.

Win the game by building the biggest Space Station in VR! Our in-app economy rewards engagement and participation. Purchase and promote new Spaces and premium content with in-app purchases in the Spaceout Store.

Spaceout.VR originated in early 2015 as a music-powered mobile VR app. Massive consumer traction with teen and millennial music fans jump-started our product. The "Music Virtualizer" was a new and unique way to have more fun with your music.

To date, no large or small VR software company has unlocked long-term retention. Mobile VR is an emerging and disorganized market. As a leader in the open VR app market, Spaceout.VR has the opportunity to become a defining brand in mass-market consumer VR.

We have achieved unprecedented technological integration with the ability to deliver AI, games, travel, messaging, social media, music streaming and 360 video / photo into a tiny compact mobile app. We monetize with in-app purchasing, promotions, advertising and subscriptions.


Lynda New
Artist 98%
THE SOCIAL VR GAME
Free to play VR MMO.
Win the game by building the biggest Space Station in VR!


WHAT IS SPACEOUT.VR
PHOTO
MUSIC
360 VIDEO
HOME
PLAY
TRAVEL
SOCIAL
Starter Space Station
Advanced Space Station
up to 10^3 modules!


HOW TO PLAY SPACEOUT.VR
Earn Space Dust
• Share
• Engage
• Play
Spend Space Dust
• Build
• Promote
• Upload
• Premium Content
Buy Space Diamond
• In-App Purchase for Virtual Goods, Features, Games, Services


HOW WE MAKE SPACEOUT.VR
• Invested $1.2M into VR usability and engagement R&D
• Tested framework for user experience, cognitive and social VR
• Over 250,000 app downloads and learning!
Powered by
PERSONAL & SOCIAL MEDIA
+CREATIVE EXPRESSION
+AI/MACHINE LEARNING

The Market

We are on the verge of a megatrend defined by hundreds of billions of dollars of R&D by major tech firms worldwide. This has fostered a VR and AR economy that is thriving. 2017 is the year of VR brand establishment. With 2 years of industry leadership, SpaceoutVR, Inc. is a perfect top player.

There were over 160M VR app downloads in 2016. We see a worldwide market of over 100M potential active users in 2017/2018. The TAM of smartphone users worldwide is 3.4B. The open market of Mobile VR apps accounts for 98% of the VR market. In this open market we are above the fray of the VR platform wars. We have the fluidity to withstand competitive threats. We use many features to entertain, amuse, intrigue, befriend and #spaceout.


A Space Program for Everyone
EXTRACTING from: Hollywood digital
Explore a Universe of 360 Videos without leaving VR
Advanced levels + Soundcloud streaming in HEADBANGERZ!!
Discover distant lands listening to your favorite music


Visit thousands of personified Space Stations
trending
favorites
Music-Powered VR: turn your music into a 360 light show!
Crystal Personality Analysis Know Yourself!
Mobile VR was never this smart

Successes



Over the past 24 months we have invested $1.2M into VR usability and engagement R&D. Over 250,000 app downloads give us priceless insights into mobile VR behaviors. We now have a framework for user experience, cognitive and social VR. We have used digital channels for marketing since our product launch in November of 2015. A Blue Ocean marketing strategy enables us to convert VR novices at a low-cost based on their interests. In 2016 we reduced our CPA cost from $2.5 to >$0.50. Now we are focused on revenue from increased user engagement and retention with a goal of CAC<LTV. At this point, Spaceout.VR will scale to generate profits.



Our company has been followed by some of the marquee industry internet magazines; VRFocus, 10 companies to watch (OnTheGrid), VentureBeat, This Week in Virtual Reality, News10 (ABC), Cornell Tech Review, Albany Times Union and Albany Business Review.

Notable investors include Philip Kaplan, Silicon Alley & Valley entrepreneur, NY based Redwood Technology Ventures and 1st Playable Productions.

Business Model

Our model is based on a marketplace of features and add-ons. We generate revenue from active, engaged consumers who pay for value added services, that include paid games, paid content, paid media, paid music and other premium services and technologies.

Our product sales rely on App Store Optimization (ASO) this is achieved with paid, earned and owned media. We are a regular feature on Google Cardboard VR Recommended Apps - this is the ultimate location for exposure. Our business model relies on regular paid advertising conversions.


CONSUMER VR MARKETPLACE
DESKTOP
HTC Vive, Oculus Rift
CONSOLE
Playstation VR
MOBILE
Google Daydream
Samsung Gear VR
MOBILE
Google Cardboard
iOS & Android
$1,000
Cost
$0
0M
Market Size: VR Users
89M
Spacers are: smartphone users - tech, music, game, movie and art fanatics.
• Demographic: 13-35, 65%M, 35%F
• Smartphones worldwide, 2017 (TAM): 3.4B
Source: IHS Markit
"Mobile VR headsets will account for 98% of the nearly 89 million headsets sold this year. Google Cardboard headsets outsell all the others combined more than 20 times over."
Source: SuperData Research


COMPETITION
Free VR apps are a disorganized market. None of the competing apps combine key personal & social behaviors into an integrated software environment like
SPACEOUT VR
Music
Social
Photo/Video

Team

Our co-founders are four senior executives in Gaming, Entertainment and Digital Marketing. We have been involved in every tech megatrend since web 1.0. We have the collective experience to shape the future of Mobile VR. We have known each other and collaborated since college (over 20 years). We are a fully committed founding team and we have 100% of our time and money invested in the success of this company. Our equity is split evenly between the 4 co-founders. We have a recruiting pipeline through Rensselaer Polytechnic Institute which has premier programs in Gaming, Computer Science and Digital Marketing.



V Owen Bush Co-founder & CEO

Immersive experience creator and tastemaker. Managed many creative tech teams over 20 years with clients such as MTV, Google & Twitter.



Dennis Adamo Co-founder & COO

A pioneer in the media & tech industries since 1994. Founded 10 companies. Held global executive positions with LG, Yahoo and others in VC funds, media & tech.



Ignacio Platas Co-founder & CPO

Product designer and creative director with a proven track record and multiple profitable M&A events in gaming, social and machine learning.



Agustín Abreu Co-founder & CTO

Award winning mobile and MMO game developer. Developed over 100 games/apps and a toolkit that anticipates the challenges of VR.



Jeremy Russo Game Designer

Seasoned game designer focused on creating innovative, memorable, and FUN interactive experiences. Principal game designer on games such as Guitar Hero and Skylanders, managing a team of over 150 developers for 13 years.

Additional Information

We have valuable partnerships with large technology companies and government economic development organizations that have taken an interest in our company:

- **Google** - has placed us a in a featured app permanent position and will soon place us in the top featured VR apps on the Play Store. We have a great working relationship and continue to share information and feedback with the executive VR teams.
- **IBM** - as early adopters of the IBM Bluemix platform we are now one of the leading users of Watson conversation technology. IBM has recognized the importance of our work in the VR space.
- **Start-Up New York** - Since 2015 SpaceoutVR, Inc. has been an example of the PPP model of the New York State tax free incentive program. We located our facilities in a Start Up zone and have academic partnerships with the SUNY system. Every semester SpaceoutVR, Inc. accepts students for marketing, administration and management internships.
- **Workforce New York (WDI)** - NYS Dept Labor - in 2016 SpaceoutVR, Inc. created an on-the-job training program led by a 5 year former Boeing Systems Engineer. We trained 2 employees in software development and coding. The WDI and Rensselaer County labor paid 50% of their salaries and consulting costs.

Our roadmap to success is defined by clear phases of development. We are entering the revenue phase of our project. This consists of in-app economy implementation and engagement / retention increase. The next phase is scalability. This phase is predicated on the lowering acquisition costs and increasing lifetime value. At each stage our financing strategy enables us to focus on quality and precision of our product development efforts.

Become a part of SpaceoutVR

We are an enthusiastic and vibrant brand with an excellent product and wide marketplace acceptance. To join the SpaceoutVR family is to be part of this future-forward community. We look for our investors to be proactive and help us gain market and commercial opportunities. We conduct regular investor meetings and quarterly progress updates. Capital is the only current block to our success.

Our use of proceeds is directed at ongoing development in phases:

- Completed phase 1 - VR space Station Modular architecture
- Phase 2 - Gamification and the implementation of the VR Economy to support it
- Phase 3- Creating high engagement and retention to increase our LTV
- Phase 4 - Massive Scaling and Cross Platform Integration

This is an offering of Common Stock, under registration exemption 4(a)(6), in SpaceoutVR, Inc.. This offering must raise at least $10,000 by July 31, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. SpaceoutVR may issue additional securities to raise up to $100,000, the offering's *maximum*.

$3,700 raised

$10,000 target

$100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,102,489 shares × $5.00 per share
= $5,512,445 implied valuation

Pitch Deck


Virtualize your Reality
SPACEOUT VR
Confidential © 2017 SpaceoutVR, Inc.


Lynda New
Artist 98%
4
THE SOCIAL VR GAME
Free to play VR MMO.
Win the game by building the biggest Space Station in VR!


WHAT IS SPACEOUT.VR
PHOTO
MUSIC
360 VIDEO
HOME
PLAY
TRAVEL
SOCIAL
Starter Space Station
Advanced Space Station
up to 10^3 modules!


HOW TO PLAY SPACEOUT.VR
Earn Space Dust
• Share
• Engage
• Play
Spend Space Dust
• Build
• Promote
• Upload
• Premium Content
Buy Space Diamond
• In-App Purchase for Virtual Goods, Features, Games, Services


HOW WE MAKE SPACEOUT.VR
• Invested $1.2M into VR usability and engagement R&D
• Tested framework for user experience, cognitive and social VR
• Over 250,000 app downloads and learning!
Powered by
PERSONAL & SOCIAL MEDIA
+CREATIVE EXPRESSION
+AI/MACHINE LEARNING


PEOPLE GET IT!
Chris Bremmer
Intuitive & Raising bars for V.R. I believe this app is a couple years ahead of it's time. The insight they have exercised into the various unthought of uses in Virtual Reality is uncanny. Keep it up. Looking forward to seeing what this becomes!!
Patrick Langlais
This app is a lot of fun. Decorating my space and being able to watch YouTube videos on the wall is really cool. I like that you can have you music playing the whole time you're on it. I also enjoy the headbangerz game, and having my music to play it makes it more fun.
Amazing app and so much potential! This app is totally mind blowing in conception and execution. I give 5 stars because it us great and I want the developers to reach further and polish it more. It has the potential to be something absolutely amazing! Keep expanding and reworking content within it!
hanna moon
Woah This is amazing ive never experienced anything like this before 10 stars not 5
Omg I'm in love Best vr app out there


CONSUMER VR MARKETPLACE
DESKTOP
HTC Vive, Oculus Rift
CONSOLE
Playstation VR
MOBILE
Google Daydream
Samsung Gear VR
MOBILE
Google Cardboard
iOS & Android
$1,000
Cost
$0
0M
Market Size: VR Users
89M
Spacers are: smartphone users - tech, music, game, movie and art fanatics.
• Demographic: 13-35, 65%M, 35%F
• Smartphones worldwide, 2017 (TAM): 3.4B
Source: IHS Markit
"Mobile VR headsets will account for 98% of the nearly 89 million headsets sold this year. Google Cardboard headsets outsell all the others combined more than 20 times over."
Source: SuperData Research


COMPETITION
Free VR apps are a disorganized market. None of the competing apps combine key personal & social behaviors into an integrated software environment like
Music
Social
Photo/Video


ENGAGEMENT - 1 YEAR


CPA - LEARNING TO DATE
Cost Per Acquisition 2016/2017 (in USD)
May
June
July
August
September
October
November
December
January
Febuary


THE SPACEOUTVR, INC. FOUNDING TEAM
V Owen Bush - CEO
Co-Founder
Immersive experience creator and tastemaker. Managed many creative tech teams over 20 years with clients such as MTV, Google & Twitter.
NYU 1994
Dennis Adamo - COO
Co-Founder
A pioneer in the media & tech industries since 1994. Founded 10 companies. Held global executive positions with LG, Yahoo and others in VC funds, media & tech.
NYU 1995
Ignacio Platas - CPO
Co-Founder
Product designer and creative director with a proven track record and multiple profitable M&A events in gaming, social and machine learning.
Parsons 1994
Agustin Abreu - CTO
Co-Founder
Award winning mobile and MMO game developer. Developed over 100 games/apps and a toolkit that anticipates the challenges of VR.
UDELAR 2006


SPACEOUTVR, INC. DEVELOPERS
Jeremy Russo
Game Designer
Seasoned game designer focused on creating innovative, memorable, and FUN interactive experiences. Principal game designer on Guitar Hero, Skylanders, more for 13 years.
RPI 2004
Taro Omiya
Senior VR Engineer
Experienced software engineer with Unity and C# to design and develop innovative games, often within days. Coordinates events at the Tech Valley Game Space co-working office.
RPI 2010
Pablo Bounous
Senior VR Engineer
Worked for three years developing PC/Mac casual games (Hidden Objects and Light Adventures), two years developing Mobile platform Games (iOS/Android) .
Republic University 2011
John Ceceri III
VR Engineer
Worked on a wide variety of projects as an indie developer. From educational games used in class rooms to a hardware-focused project featured at Alt Ctrl GDC.
RIT 2015


CREDENTIALS
New media innovations fostered by our team:
2015: Visual Systems Design & VJ at EDM Festivals - Ultra, EDC, more... (Bush)
2013: Best of the Web Award (Center for digital education) - NanoSpace (Bush & Platas)
2011: 1st immersive video app for the iPad - Condition One (Abreu & Platas)
2011: 1st computer vision facial recognition apps for Mobile - Viewdle (Abreu & Platas)
2010: MMO Games - Webosaurs, United Party People, Kung Fu Panda 2more. (Abreu & Platas)
2007: 1st web app to make & broadcast shows - Operator11 (Abreu & Platas)
2004: 1st mobile music fanclub for WMG & Verizon - Wicked Wireless (Adamo)
2003: 1st immersive fulldome music show - SonicVision - Hayden Planetarium (Bush)
1997: Groundbreaking electronic music show - MTV's AMP (Bush)
1995: 1st streaming media website & viral videos - Pseudo.com (Adamo & Bush)
1994: 1st commercial chat rooms - Prodigy /Jupiter Interactive (Adamo)


PATH TO PROFITABILITY
NOW - Start of Phase 2
Soft Currency
Promotions For Business
5% 7 day retention
Premium Content
10% 7 day retention
CAC<LTV
Phase 3
Ads
Hard Currency
Subscriptions
DAU~2k MAU~60k
$.05 DARPU
1M downloads
to scale and expand development
Phase 1:
Acquisition & engagement
Ruthlessly minimized CPA via blue ocean strategy
Phase 2:
Revenue from economy, ads & subscription
Phase 3:
CAC < LTV
Massive scaling
Target $.05 DARPU


INVESTMENT STRATEGY
Seed Round (Converted) at $412,446.70
Milestone: Platform & Brand
Bridge Round $500k Valuation - $5M
Milestone: App revenue
Early Stage $1.5M Valuation - $5M
Milestone: CAC<LTV
Series A $4M Valuation - TBD
Milestone: Break even


Now is the time to #spaceout
YOU NEED TO TRY IT
For an Amazing Experience
App Store
Google Play
goo.gl/ciQB7
goo.gl/bsZUlb0
Contact:
Dennis Adamo
dga@spaceoutvr.com

Download

Financials

In 2015, we founded the company and bootstrapped our first 6 months of operations. We raised a total of $365,000 from angels and strategic investors as convertible debt. In April of 2017, we converted all existing investors for a total of $412,424 by accelerating the maturity of their notes payable. Based on market conditions and feedback, our company Cap is now $5M and we have developed a financing strategy that calls for a CF equity round / Convertible Bridge Loan, a Direct Equity Financing and a Series A financing over the next 4 years.

We are seeking bridge financing to continue the our product development. The total amount for our bridge to our first priced equity round is $500,000. The milestone for this round is revenue generation, engagement increase, and user retention. Within 6 months to completion we seek to raise an additional $1,500,000 to meet our next milestone.For this round our milestone is CAC<LTV.

We are seeking bridge financing to continue the our product development. The total amount for our bridge to our first priced equity round is $500,000. The milestone for this round is revenue generation, engagement increase, and user retention. Within 6 months to completion we seek to raise an additional $1,500,000 to meet our next milestone.For this round our milestone is CAC<LTV.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Recap

- SpaceoutVR, Inc. is a leader in Mobile VR.
- 2.5 years of experience and 250k downloads give us priceless insights into Mobile VR audiences.
- Our robust platform has a deep and unique set of capabilities.
- Our team is tested, dedicated and resilient.
- Now is the time to #spaceout!

SpaceoutVR's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 12, 2017

Ask SpaceoutVR a question

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

hello@netcapital.com

Work with us

Blog